OFFICE SERVICES AGREEMENT

between

WACKER DRIVE EXECUTIVE SUITES, LLC

and

20/20 Technologies, Inc.

dated

March 1, 2006

WES initial __________ Client initial __________

OFFICE SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of this 1st, day of March, 2006.

WACKER DRIVE EXECUTIVE SUITES, LLC ("WES"), having offices at 125 S. Wacker Drive, Suite 300 Chicago, IL 60606, WES hereby grants use of office space during the term of this agreement to 20/20 Technologies, Inc, a/an Delaware, Corporation ("Client"), use and occupancy of Suite Number(s) 319 a,b,c (the "Premises") and the privilege to use the common areas within Wacker Drive Executive Suites which will be shared with other Clients as WES may designate, all subject to the conditions hereinafter set forth.

1. Use

Client accepts the foregoing grant and agrees that it shall use and occupy the Premises only for the purpose of an office. Client may not use the Premises for any illegal or immoral purpose. Client warrants that it has whatever governmental licenses as may be required to operate its business.

2. Term

The term of this Agreement shall be for a period of 6 months commencing on March 1, 2006 and ending on August 31, 2006, (“Termination Date”).

3. Contract Charges

During the term of this Agreement, Client shall pay WES the monthly Contract Charges of $ 3120 (with a $520 rent credit per month for the initital term of this Agreement), the Furniture Package Pursuant to Paragraph 5 of $ 0, and the communication Package Pursuant to Paragraph 6 of $ 485, payable in advance on the first day of each calendar month during the term of this Agreement. The Contract Charges, Furniture Package and Communication Package shall be prorated for any fractional period within the Agreement term. Contract Charges are based upon one (1) person occupancy. ~~Client shall pay additional Contract Charges for each additional person(s) occupying the office at the rate of ten percent (10%) of the Base Contract Charges.~~  A $N/A non-refundable Communications setup charge will be required to commence this Agreement. Total monthly Contract Charges, Furniture Package, Communication Package, Communications setup charge and all other charges due under this Agreement, shall be payable without set-off or deduction to WES, at the office, or to such other person or entity or such other place as WES may direct in writing.

WES initial __________ Client initial __________

4. Retainer

As security for the faithful performance by Client of all of the terms and conditions upon the Client's part to be performed, Client has this day deposited with WES the sum of $3725 in U.S. Funds which shall be returned to Client, without interest, within sixty (60) days of the termination of the Agreement, provided that Client has fully and faithfully performed all of the terms, covenants and conditions on its part to be performed. WES shall have the right (but not the obligation) to apply any part of said deposit to cure any default of Client and if WES does so, Client shall upon demand, deposit with WES the amount so applied so that WES shall have the full deposit on hand at all times during the term of this Agreement or any subsequent renewal. Client may not apply said deposit to last month's Contract Charges. WES shall have the right to apply said Deposit to any damages to the Premises, other than normal wear, upon Client vacating.

In the event of a sale of WES, subject to this Agreement, WES shall have the right to transfer this deposit to the vendee or Client and WES shall be considered released by the Client from all liability for the return of such deposit and Client shall look solely to the new entity for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the deposit to a new entity.

5. Furniture Package

Furniture package is based on the following items:

ITEM	QTY	MONTHLY CHARGE
Executive U Desk	2	Included
Executive Desk	0
Conference Desk	0
Executive Chair	3	Included
Guest Chairs	4	Included
Credenza	0
2-Drawer Lateral File	0
2-Shelf Bookcase	0
3-Shelf Bookcase	0

Total	9	Included

6. Communications Package

Client shall pay to WES for the communications package, per month as follows: Prices are subject to change without notice.

WES initial __________ Client initial __________

Item	Qty	Cost	Total
Individual DID Direct Dial to Office & Telephone Instrument	3	$75	$225
One Company DID Answered by Reception & Released	0	$50	$0
One Telephone Instrument (Answer & Release)	0	$100	$0
One Telephone Instrument (Answer & Screened)	0	$150	$0
Fax Line	1	$35	$35
Modem Line	0	$35	$0
Internet Connection for websurfing & email	0	$95	$0
Internet Connections for websurfing & email (2 or more)	3	$75	$75
Total	7		$485

7. Communications Services

All telephone equipment and services shall be provided by the WES. Client shall be billed and pay for all local and long distance usage charges applicable to all telephone, fax or modem lines, at rates as shown in table below. Client shall not independently arrange for any telephone service, telephone, fax or modem lines or equipment.

Local (A band)	$ .05	Per MINUTE
Local (B band)	$ .07	Per MINUTE
Local Long Distance (C band)	$ .08	Per MINUTE
Long Distance (Domestic)	$ .11	Per MINUTE
International	varies	Per MINUTE
Directory Assistance	$ .95	Each
Rates are subject to change without notice.

8. Insurance

Prior to taking occupancy of the Premises, Client shall provide WES with evidence that Client has in full force and effect for the entire term of this Agreement public liability insurance for injury or death to persons or damage to property, which insurance shall name WES as an additional insured, and shall be in amounts and issued by an insurance company reasonably acceptable to WES. Client shall also be responsible for insuring all of its personal property located in and about the Premises against loss from any cause whatsoever.

9. Renewal

Provided Client is not in default of this Agreement, and upon the termination date set forth herein, this Agreement shall be renewed for the same period of time at the renewal rate of 5 % over the base Contract Charges of $ 3120 upon the same terms and conditions specified herein, unless either party notifies the other in writing by certified or registered mail sixty (60) days prior to the expiration date that the Agreement will not be renewed. Each subsequent term will be at a renewal rate of 5% over the base contract charges of the previous term.

WES initial __________ Client initial __________

10. Possession

If WES for any reason, cannot deliver possession of the Premises to Client at the commencement of the Agreement term, WES shall not be liable to Client for any loss or damage resulting there from, but there shall be a Contract Charges abatement for the period between commencement of the Agreement term and the time when WES does deliver possession.

11. Services Included

During the term of this Agreement, and so long as all sums owing to WES under this Agreement are paid on a current basis, the services listed in Schedule "A" on Exhibit "A" attached hereto, will be provided by WES to the Client during WES’ normal business hours without additional charge. Subject to the foregoing, WES will use it’s best efforts to furnish such services from 8:00 a.m. to 5:00 p.m. Monday through Friday excepting holidays designated by WES and excluding any days when an act of nature or governmental decree prevents WES from providing such service. WES’ inability to provide any services hereunder for the foregoing reasons or any other reason beyond the control of WES, or because all sums owing to WES hereunder are not current, shall not relieve Client form its obligation to pay Contract Charges or from any other obligation otherwise hereunder.

12. Additional Services

Additional services provided by WES as shown in Schedule "B" on Exhibit "A" attached hereto, are available to Client at the charges listed in WES' business services price list, attached hereto as Exhibit "C". All charges for additional services used by Client will be billed monthly, shall be considered additional Contract Charges, and shall be due and payable, together with the total monthly Contract Charges, on the first day of each calendar month and are subject to change without notice.

13. Late Payment Charge

Payment for Contract Charges and Additional Services is due by the close of business on the first day of each month. In the event that Client is late five (5) calendar days in paying the Contract Charges, as stated in paragraph 3, or for the Additional Services rendered and invoiced in accordance with paragraph 12, Client shall pay to WES a late payment charge of $50.00 to compensate WES for the additional expenses associated with late payments. In the event that Client is late fifteen (15) calendar days in paying the Contract Charges, as stated in paragraph 3, or for the Additional Services rendered and invoiced in accordance with paragraph 12, at 5:PM on the fifteenth (15) calendar, all services will be terminated until payment is received. In the event services are terminated, there will be a reinstatement fee of $50. Continued late payments will result in an increase in the amount of service retainer required. Checks returned "NSF" shall be assessed a $50 re-depositing fee and WES shall have the right to require that all future payments due to WES from Client be made in cash or certified funds only. Client shall also pay interest on any sums due but not paid by the tenth (10th) day of the month at the rate of 18% per annum (or the highest amount permitted by law if lower) from the date due until paid.

WES initial __________ Client initial __________

14. Defaults and Remedies

Any of the following events shall constitute a default on the part of the Client: (1) failure to pay when due Contract Charges or Additional Services charges, including any late payment assessments due; (2) any breach or failure of the Client to observe or perform any of its other obligations hereunder; or (3) the Client dies, abandons the Premises, commits an act of bankruptcy, becomes insolvent, makes an assignment for the benefit of creditors, or offers a composition or extension of any of its indebtedness.

Upon the occurrence of any such default, WES or its agents shall have the right to exercise any one or more of the following remedies in addition to any other rights or remedies available under this Agreement or under law: (A) To apply Client's Retainer to the unpaid Contract Charges, Additional Services or any obligations of Client; (B) To re-enter and take possession of said the Premises and remove all persons and property therefrom, without being deemed to have committed any manner of trespass, and re-assign said Premises or any part thereof, for all or any of the remainder of said term at Contract Charges that WES may, be able to obtain; and (C) to demand and sue to recover damages for Client's default.

Should the Premises not be re-assigned or should the Contract Charges be less than that which Client was obligated to pay under this Agreement, Client shall pay the amount of such deficiency to WES, plus re-assigning expenses. Client hereby waives any and all damages occasioned by such taking of possession by WES. Any such taking of possession shall not constitute a termination of this Agreement and shall not relieve Client of its obligations hereunder unless WES expressly so notifies Client in writing.

15. WES’ Lien

WES shall have, at all times, a valid security interest to secure payment of Contract Charges and other sums becoming due under this Agreement to WES. To secure payment of such sums, Client does hereby grant to WES a first and prior lien upon all equipment, furniture, fixtures and other personal property of Client which is now on the Premises, or which is placed on the Premises at some later date and all proceeds from such personal property (said property hereinafter called "Lien Property"), Client covenants that he shall not remove such property from the Premises at any time when any sums are due WES under this Agreement.

WES initial __________ Client initial __________

Should Client fail to pay any sum due under this Agreement on or before the expiration of fifteen (15) days following its due date, WES may enter the Premises, take possession of the Lien Property, store the Lien Property, as WES may see fit, and sell the Lien Property at public or private sale, with or without having the property at such sale. WES shall give Client ten (10) days written notice of any private sale by mailing, certified mail return receipt requested, notice of the time and place of sale to the address for notices appearing in this Agreement. The proceeds of any such sale, less expenses of conducting such seizure and sale, shall be applied as a credit against accrued and future sums as may be due or become due under this Agreement.

Upon request by WES, Client agrees to execute and deliver to WES a financing statement in form sufficient to perfect the lien herein granted under the provisions of the uniform commercial code of the State of Illinois. The security interest herein granted is not intended to waive any statutory lien as may be available to WES, but is in addition thereto.

16. Property on Premises

All property left in the office for more than fifteen (15) days after the expiration of this Agreement or any month-to-month arrangement will be subject to reasonable storage charges. If said property is left for more than thirty (30) days after the expiration of this Agreement, the subject property will be deemed to be abandoned and shall be disposed of by WES in any manner WES may deem fit. Client waives any right to prior notice regarding disposition of abandoned property.

17. Confession of Judgment

Client hereby irrevocably constitutes and appoints any attorney of any court of record in this State, to be his true and lawful attorney for him and in its name and stead, to enter its appearance in any suit or suits that may be brought in any court in this State at any time when any money is due hereunder for Contract Charges or otherwise, to waive the issuing of process of service thereof and trial by jury or otherwise, and to confess a judgment or judgments for such money so due and for costs of suit and for reasonable attorney's fees in favor of WES, and to release all errors that may occur or intervene in such proceedings, including the issuance of execution upon any such judgment, and to stipulate that no writ of error or appeal shall be prosecuted from such judgment or judgments, nor any bill in equity filed, nor any proceedings of any kind taken in law or equity to interfere in any way with the operation of such judgment or judgments or of execution issued thereon and to consent that execution may immediately issue thereon.

WES initial __________ Client initial __________

18.  HVAC Standards

The Building HVAC System serving the Premises is designed to maintain average temperatures within the Premises during Ordinary Business Hours of (1) not less than 70 degrees F. during the heating season when the outdoor temperature is -10 degrees F. or more and (ii) not more than 76 degrees F. during the cooling season when the outdoor temperatures are 94 degrees F. dry bulb and 74 degrees F. wet bulb.

The HVAC System is designed based upon (i) electrical usage of 5 watts per useable square foot for all purposes (lighting and power) and (ii) a population load per floor of not more than one person per 125 square feet of useable area, other than in dining and other special use areas per floor for all purposes. Use of the Premises, or any part thereof, in a manner exceeding the forgoing design conditions or rearrangement of partitioning after the initial preparation of the Premises which interferes with normal operation of the air-conditioning service in the Premises may require changes in the air-conditioning system serving the Premises, at Client’s expense.

19. Title

Client shall have possession of the Premises and any furniture and fixtures within the Premises only during the term of this Agreement, and title thereto shall be and remain in WES' name at all times. Client shall not lend, grant a security interest in, sublet, or part with possession of the office or the furniture and fixtures, or attempt in any manner to dispose of or remove the furniture and fixtures from the Premises, or suffer any liens or legal process to be incurred.

20. Inspection and Surrender

WES may, at any reasonable hour and without notice, enter Client's office for the purpose of inspecting it and the manner in which it is being used or to show to any prospective Client, lender or purchaser. On expiration or termination of this Agreement, Client agrees to promptly surrender and deliver the Premises to WES without demand therefor and in good and broom clean condition, ordinary wear excepted.

21. WES’ Liability

WES shall not be liable or responsible to Client for any injury or damage resulting from the acts or omissions of WES’ employees, persons using office space or services from WES, or other persons occupying any part of the building or for any failure of services provided such as electricity, water and heat, or for any injury or damage to person or property caused by any person (except for such loss or damage not otherwise covered by insurance resulting from willful or gross negligent misconduct of WES, its agents or employees), or from the building, the surrounding area, or any portion thereof being out of repair.

WES initial __________ Client initial __________

WES shall not be liable, as a result of any breach or action arising out of or resulting from this Agreement, including, but not limited to, errors or omissions in providing services hereunder, for any damages in excess of the amount actually paid to WES for providing such services, nor shall WES be liable for any consequential or punitive damages.

22. Waiver of Breach

No failure by WES to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available on a breach thereof, and no acceptance of full or partial payment during the continuance of any such breach shall constitute a waiver of any such breach or any such term or condition. No term or condition of this Agreement required to be performed by the Client, and no breach thereof, shall be waived, altered or modified, except by a written instrument executed by WES. No waiver of any breach shall affect or alter any term or condition in this Agreement, and each such term or condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

23. Staff

Client agrees not to offer employment to, or to employ, any employees of other Clients, employees of WES, employees of Schaumburg Executive Suites LLC or any persons who have been employees of WES or Schaumburg Executive Suites LLC within the preceding three months, during the term of this Agreement or for a period of one year following termination of this Agreement. Client shall pay to WES an amount equal to six (6) months salary paid by WES or Schaumburg Executive Suites LLC to the employee, as liquidated damages, and not as a penalty, for each such breaching of this provision.

24. Notices

All notices to be given by one party to the other under this Agreement shall be in writing, delivered personally within the Premises or sent by United States Certified or Registered Mail, postage prepaid. Not withstanding anything herein to the contrary late payment notices and notices of suspension of service due to late payment, shall be in writing, delivered personally within the Premises or sent by regular United States Mail, postage prepaid. Such notices properly addressed and mailed as herein stated shall be deemed notice for all purposes even if undelivered. WES’ address for such purposes is as stated on page one of this Agreement. Client hereby designates its address as:

Jenny Tucker
20/20 Technologies, Inc.
1021 W. Adams Street
Suite 103
Chicago, IL 60657
312-673-2414
312-673-2423 fax
jtucker@magenta-netlogic.com

WES initial __________ Client initial __________

From time to time either party may, by written notice to the other, designate other addresses to which notices thereafter shall be addressed.

25. Smoking

Smoking is not permitted at WES. Client agrees that WES may institute such rules and regulations governing smoking as WES may consider necessary, appropriate or advisable to comply with relevant local laws or ordinances.

26. Rules and Regulations

Client's employees will conduct themselves in a businesslike manner at a noise level which will not be a nuisance to others in or about the building; wear proper attire; and abide by WES’ directives regarding security, keys, parking and other such matters common to all occupants. If the Client requires any special work or services such as electrical or telephone wiring, or heat or air conditioning outside of normal business hours, such work or services shall be arranged by WES at the request and expense of the Client. WES may require payment in advance for such special work or services.

Client will not use or store any flammable materials on or about the Premises, place or store objects above the window sills in exterior offices; affix anything to the windows, walls or any other part of the Premises without the prior written approval of WES; bring animals or vending machines into the building; cook or permit any offensive gases, odors or liquids on the Premises; obstruct corridors, or use them for any purpose other than ingress and egress; store or operate photocopiers, refrigerators, stereos or other amplification equipment. Consent for stereos or other amplification equipment shall be reviewed upon prior written request. If such consent is granted, Client shall be responsible for payment to WES for those utility costs. Computers are permitted for Client's business use only.

Client agrees to abide by the building and WES’ rules and regulations as set forth in Exhibit "B," and attached hereto and such further rules and regulations as WES may make from time to time.

27. Leasehold Improvements

Client shall not, without the prior written consent of WES, whose consent may be withheld at its sole discretion, make any alterations or improvements to the Premises. The cost of all alterations or improvements, whether temporary or permanent, shall be paid by Client to WES or the latter's contractor upon Client's approval of the cost quotation submitted, completion of the alteration, and receipt of invoice. Such alterations shall become WES’ property, without compensation to Client, unless WES requests their removal or WES otherwise agrees in writing. Further, Client shall be responsible for any and all costs required to restore the Premises to its original condition prior to the making of such alterations.

WES initial __________ Client initial __________

28. Fire or Other Casualty

Upon any fire or other casualty affecting the Premises or the building, WES may at its option, upon written notice to Client terminate this Agreement. If WES does not so elect to terminate this Agreement, then monthly Contract Charges shall abate from the time that the Premises are unusable until the date that Client is allowed to reoccupy the Premises.

29. Substitution of Premises

WES may, on ten (10) days written notice, substitute the Premises with similar facilities at another location within the building, provided that: (a) the new Premises shall be similar in area, Contract Charges and use for Client's purposes; (b) WES shall pay the expenses to relocate Client's possessions and telephone lines from the Premises to the new Premises; and (c) such move shall be made during the evenings or weekends so as to minimize inconvenience to Client. Such new Premises shall thereafter be deemed the "Premises" hereunder.

30.  Transfer of WES’ Interest

In the event WES in its sole and absolute discretion shall elect to transfer, or assign any or all of its interest under the terms of this Agreement, WES shall have the option, upon sixty (60) days' prior written notice to Client, to terminate this Agreement. Upon expiration of said 60-day period, this Agreement shall cease and terminate and, unless Client elects to remain in the Premises under any agreement with WES’ successors, Client shall vacate the Premises forthwith in the manner and condition as are required hereunder.

Notwithstanding anything contained herein to the contrary, WES shall have the right to terminate this Agreement upon the last day of any calendar month during the Term hereof by written notice given to Client (the “Termination Notice”). The effective date of such termination (the “Termination Date”) shall be the last day of the calendar month following the month in which WES’ Notice is given to Client (for example, if WES’ Termination Notice is given on February 15, 2004, the Termination Date shall be March 31, 2004). If WES delivers WES’ Termination Notice to Client, this Agreement will expire on the Termination Date just as though such date had been the originally stated Expiration Date hereof.

WES initial __________ Client initial __________

31. Modification or Amendments

All of the representations and obligations of WES and Client are contained herein, and no modification, waiver or amendment of this agreement, or any of its conditions or provisions, shall be binding upon either party unless in writing and signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WES:	CLIENT:

WACKER DRIVE EXECUTIVE SUITES, LLC	20/20 Technologies, Inc.

By: Amy Grossman	By:

Manager	Title:

WES initial __________ Client initial __________

EXHIBIT A

RENTALS FOR OFFICE AGREEMENTS INCLUDE:

SCHEDULE "A"

♦ Private office suite
♦ Reception - Fashionably and elegantly furnished
♦ Receptionist - Friendly, attentive and aware of your needs
♦ Conference Rooms
♦ Audio/Visual (TV, VCR, Overhead Projector, Dry Board, Presentation Pads and Pin-up Boards)
♦ Kitchen Facilities
♦ Business Service Coordinators - Cross trained in all support areas
♦ ~~Telephone Answering - Your callers will be greeted in a friendly, professional, and prompt manner~~ Strike if not applicable
♦ Your calls will be screened, announced and transferred Strike if not applicable
♦ Voice Mail - unlimited message retrieval
♦ Access to Offices 24 hours a day, 7 days a week
♦ Mail - Sorted and placed in your mail box
♦ Utilities and Maintenance
♦ Housekeeping - By contracted professionals
♦ Security - Card Key Access

ADDITIONAL SERVICES ARE AVAILABLE AND CHARGED ON A PER-USE BASIS AT CURRENT SERVICE FEE SCHEDULE

SCHEDULE "B"

♦ Administrative	♦ Labels
♦ Binding of Reports	♦ Lamination Services
♦ Clerical	♦ Mail Service
♦ Concierge Services	♦ Printing Stored Documents
♦ Copy Service	♦ Revisions
♦ Courier	♦ Rush Projects
♦ Database Management	♦ Secretarial
♦ Desk Top Publishing	♦ Spreadsheet (Excel)
♦ Dictation Transcription	♦ Supplies
♦ Direct Mail Management	♦ Telephone Answering
♦ Document Shredding	♦ Telephone Service
♦ Enhanced Word Processing	♦ Transparencies
♦ Envelopes	♦ Word Processing
♦ Scanning	♦ Fax services

WES initial __________ Client initial __________

EXHIBIT B

RULES AND REGULATIONS WES

This Agreement is subject to the following Rules and Regulations, which are made a part hereof, as defined in Paragraph 26 of said Agreement.

1. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building shall not be obstructed by Client or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the use of the general public, and WES shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of WES would be prejudicial to the safety, character, reputation and interests of the Building and its Clients, provided that nothing herein contained shall be construed to prevent such access to persons with whom Client normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Client shall not go upon the roof of the Building.

2. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Client on any part of the Building without the prior written consent of WES. WES will adopt and furnish to Client general guidelines relating to signs inside the Building on the office floors. Client agrees to conform to such guidelines. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Client by a person approved by WES, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

3. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by Client on the Premises. Brewing coffee, tea, hot chocolate and similar beverages, use of a microwave and toaster and a vending machine for snack foods, shall not be permitted.

4. Client shall not cause WES to incur any unnecessary labor costs by reason of Client's carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

5. WES will furnish Client with one (1) key to the Premises and one key per office suite in the Premises as of the date hereof, free of charge. Client shall not make or permit any duplicated keys to be made. No additional locking devices shall be installed without the prior consent of WES. Client, upon the termination of this Agreement, shall deliver to WES all keys to doors in the Premises that have been furnished to Client.

WES initial __________ Client initial __________

6. An elevator shall be available for use by Client for the movement of equipment or other items in or out of the Building, subject to such reasonable scheduling as WES shall deem appropriate. The persons employed by Client to move equipment or other items in or out of the Building must be acceptable to WES. WES shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by WES, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects. WES will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining Client's property shall be repaired at the expense of Client.

7. Client shall not use any method of heating or air conditioning other than that supplied by WES.

8. WES reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and after 1:00 p.m. on Saturdays, Sundays, and legal holidays all persons who do not present a pass to the Building signed by WES. WES will furnish passes to persons for whom Client requests same in writing. Client shall be responsible for all persons for whom it requests passes and shall be liable to WES for all acts of such persons. WES shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in WES' opinion, WES reserves the right to prevent access to the Building during the continuance of same by such action as WES may deem appropriate, including closing doors.

9. The directory of the Building will be provided for the display of the name and location of Clients. Any additional name that Client shall desire to place upon the directory must first be approved by WES and, if so approved, a charge will be made therefore.

10. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of WES. In any event, with the prior written consent of WES, such items shall be installed on the office side of WES' standard window covering and shall in no way be visible from the exterior of the Building.

11. Client shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Client or Client's employees leave the Premises, so to prevent waste or damage, and for any default or carelessness in this regard Client shall make good all injuries sustained by other Clients or occupants of the Building or WES. Clients shall keep the doors to the Building corridors closed at all times except for ingress and egress.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Client's misuse thereof shall be paid for by Client.

WES initial __________ Client initial __________

13. Except with the prior consent of WES, Client shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or mall area adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall Client carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Client's Agreement.

14 Client shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

15. Client shall not use in any space, or in the common areas of the Building, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as WES may approve. No other vehicles of any kind shall be brought by Client into the Building or kept in or about the Premises.

16. Client shall store all its trash and garbage within the Premises until removal of same to such location in the Building as may be designated from time-to-time by WES. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal.

17. All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as WES shall designate. In its use of the loading areas on the first floor, Client shall not obstruct or permit the obstruction of said loading areas, and at no time shall Client park vehicles therein except for loading and unloading.

18. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Client shall cooperate to prevent same.

19. Client shall immediately, upon request from WES (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by WES, when required by any governmental authority or to preserve safety.

20. Client shall not refer to the Building by any name other than: (i) the names as selected by WES (as same may be changed from time-to-time), or (ii) the postal address, approved by the United States Post Office.

WES initial __________ Client initial __________

21. No electric or other wires for any purpose shall be brought into the premises without WES’ written permission specifying the manner in which the same may be done. No boring, cutting or stringing of wire shall be done without WES’ prior written consent. Client shall not disturb or in any way interfere with the electric light fixtures and all work upon or alterations to the same shall be done by persons authorized by WES.

22. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

23. Electricity furnished by WES shall be used only for the purposes of illumination and the operation of normal office equipment. Client shall pay for electricity for any other use.

24. Any office equipment (i.e., photocopiers, telephone equipment, scanners, typewriters, color printers, telephone answering machines, dictation equipment, binding equipment, postage machines) that would typically generate these services from our Support Center are not allowed.

25. It is WES’ intention to provide secretarial support for our Clients. Therefore, Clients are prohibited from retaining their own secretarial support.

26. WES may waive any one or more of these Rules and Regulations for the benefit of any particular Client or Clients, but no waiver by WES shall be construed as a waiver of these Rules and Regulations in favor of any other Client or Clients, nor prevent WES from thereafter enforcing any such Rules and Regulations against any or all of the Clients of the Building.

27. Whenever the word "Client" occurs in these Rules and Regulations, it is understood and agreed that it shall have the meaning given to it in the Agreement. Whenever the word "WES" occurs in these Rules and Regulations, it is understood and agreed that it shall have the meaning given to it in the Agreement.

28. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any Agreement.

29. WES reserves the right to make such other and reasonable rules and regulations as in its judgment may from time-to-time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

WES initial __________ Client initial __________

EXHIBIT C
Business Services

Binding of Reports	$ 2.50 each	Plus clerical time
Clerical	$ 24.00 per hour	Charged at 6 minute increments
Call Patching/Paging	$ .75	Each occurrence
Concierge Services	Priced per Project	By Manager
Conference Rooms	Included	Per hour
Copy Service	$ .15	Per Copy (Bulk prices available)
Courier	Standard	Plus 25%
Data Entry in Act!	Per Project	Priced per project
Desk Top Publishing (Microsoft Office, PowerPoint and Publisher)	$ 32.00 per hour	Charged at 6 minute increments
Dictation Transcription	$ 32.00 per hour	Charged at 6 minute increments
Direct Mail Management	Priced per project	Priced per project
Document Shredding	$ .50	10 Pages
Enhanced Word Processing (Microsoft Office, Word 7, Keyboarding with bullets, tabs, font changes, bolding, italics, lines, borders, boxes, tables, shading)	$ 32.00 per hour	Charged at 6 minute increments
Fax Services	$ 1.00 $ 1.00	Outgoing plus usage Incoming
Internet Service	Per Service	See Manager
Labels	$2.40 min & .25	Per label
Lamination Services	$ 2.50	Per item
Mail Service Certified Registered Return Receipt	Standard Standard Standard Standard	Plus 25% Plus $ 2.50 Plus $ 2.50 Plus $ 2.50
Meeting/Training Room	Included	Half Day Full Day
Printing Stored Documents	$ 2.40 min & $.25	Per Page
Color Printing	$2.40 min & $.75	Per Page
Revisions	Per hour	Based on service used
Rush Projects	$ 5.00 per project	Based on a turn-a-around time of less than 24 hours
Secretarial	$ 24.00 per hour	Charged at 6 minute increments
Supplies	Cost	Plus 25%
Telephone Answering/Voice Mail	TBD	Per month, voice mail included
Transparencies	$ 1.00 each	Includes transparency
Word Processing	$25.00	Charged at 6 minute increments
Document Scanning	$3.00 min & $.15	Per Page/ Volume Discounts
LCD Projector Rental	$50	Per Day
Coffee Setup	Per Service	See Staff
Catering	Cost	Plus 25%
Notary	$1.00	Per Stamp

Prices subject to change without notice.

WES initial __________ Client initial __________